Commission File 0-27068


                          FORM 8-A/A

               SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.
                             20549



                       BAB Holdings, Inc.
                       ------------------
       (Exact name of registrant as specified in its charter)

                             Illinois
                             --------
              (State of incorporation of organization)

                           36-3857339
                 (I.R.S. Employer Identification No.)
      8501 West Higgins Road, Suite 320, Chicago, Illinois  60631
      -----------------------------------------------------------
             (Address of principal executive office)    (Zip Code)


 Securities to be registered pursuant to Section 12(b) of the Act:

                                None

     Securities registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value
                      --------------------------
                         (Title of Class)


Item 1.     Description of Registrant's Securities to be
            Registered.

     	The Company's Articles of Incorporation, as amended, authorize 20,000,000 shares of Common Stock, no par value per share, and 4,000,000 shares of Preferred Stock, $.01 par value, with such rights and preferences as may be determined by the Board of Directors. The description of the Company's authorized securities is incorporated herein by reference to the description contained in the final prospectus related to Registration Statement on Form SB-2 filed October 11, 1995 (Commission File No. 33-98060C), as declared effective on November 27, 1995.

     	This Report on Form 8-A/A amends the Form 8-A Registration Statement of the Company (Commission File No. 0-27068) to incorporate the description of the Series A Convertible Preferred Stock of the Company, as established by resolution of the Board of Directors of the Company. See Exhibit 4.4, below. The Series A Convertible Preferred Stock is not listed on any exchange or on any automated quotation system and is not publicly traded.

Item 2.      Exhibits.
             ---------

3.1 (i)   Articles of Incorporation as amended

3.2 (i)   Bylaws, as amended

4.1 (i)   Specimen Common Stock certificate

4.4 (ii) Amended and Restated Statement of Designation, Number Voting Powers, Preferences and Rights of Series of Preferred Stock of BAB Holdings, Inc. to be designated Series A Convertible Preferred Stock, as filed with the Secretary of State of Illinois on March 26, 1997

----------------------------

(i) Previously filed. Incorporated by reference to exhibit contained in the Company's Form SB-2 Registration Statement
     (Commission File No. 33-98060C), as amended.

(ii) Filed herewith. Incorporated by reference to exhibit filed as a part of Report on Form 10-QSB for the fiscal quarter ended February 28, 1997.


                             SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized on this 29th day of May, 1997.

                                         BAB HOLDINGS, INC.

                                         By:  /s/ Michael W. Evans
                                         ---------------------------

                                      	  Michael W. Evans
                                      	  President and Chief Executive
                                         Officer